FORM OF
EXECUTIVE OFFICER ACKNOWLEDGEMENT & AGREEMENT
PERTAINING TO THE GRANITE CONSTRUCTION INCORPORATED
CLAWBACK POLICY

This Acknowledgement & Agreement (the “Acknowledgement”) is delivered by the undersigned executive officer (“Executive”), as of the date set forth below, to Granite Construction Incorporated (the “Company”).
The Company's Board of Directors (the “Board”) adopted the Granite Construction Incorporated Clawback Policy, attached as Exhibit A hereto (as amended, restated, supplemented or otherwise modified from time to time by the Board, the "Clawback Policy"). The Clawback Policy provides for the recovery of certain incentive-based compensation from executive officers in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
In consideration of the continued benefits to be received from the Company and Executive’s right to participate in, and as a condition to the receipt of, incentive-based compensation (as defined in the Clawback Policy), Executive hereby acknowledges and agrees to the following:
1.Executive has read and understands the Clawback Policy and has had an opportunity to ask questions to the Company regarding the Clawback Policy.
2.Executive agrees to be bound by and to abide by the terms of the Clawback Policy and intends for the Clawback Policy to be applied to the fullest extent of the law.
3.The Clawback Policy shall apply to any and all incentive-based compensation that is received (as defined in the Clawback Policy) by Executive on or after October 2, 2023, including but not limited to, incentive-based compensation paid or deferred under the Granite Construction Incorporated Executive Retention and Severance Plan III, the Granite Construction Incorporated Key Management Deferred Compensation Plan II, the Granite Construction Incorporated 2021 Equity Incentive Plan, the Granite Construction Incorporated Long Term Incentive Plan (As Adopted by the Board of Directors Effective January 1, 2020), the Granite Construction Incorporated Annual Incentive Plan (As Adopted by the Board of Directors Effective January 1, 2022), and the Granite Construction Incorporated 2012 Equity Incentive Plan.
4.Executive agrees and understands that the recovery of compensation under the Clawback Policy shall not be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan, agreement, or other arrangement with the Company.
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5.In the event of any inconsistency between the provisions of the Clawback Policy and this Acknowledgement or any applicable incentive-based compensation arrangements, equity agreement, indemnification agreement or similar agreement or arrangement setting forth the terms and conditions of any incentive-based compensation, the terms of the Clawback Policy shall govern.
No modifications, waivers or amendments of the terms of this Acknowledgement shall be effective unless signed in writing by Executive and the Company. The provisions of this Acknowledgement shall inure to the benefit of the Company, and shall be binding upon, the successors, administrators, heirs, legal representatives and assigns of Executive.
By signing below, Executive agrees to the application of the Clawback Policy and the other terms of this Acknowledgement.

_________________________
Name:
Date: ____________________

[Signature Page to Executive Officer Acknowledgement & Agreement
Pertaining to the Granite Construction Incorporated
Clawback Policy]

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EXHIBIT A
CLAWBACK POLICY

GRANITE CONSTRUCTION INCORPORATED
CLAWBACK POLICY
Granite Construction Incorporated (the “Company”) will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “accounting restatement”).
This policy applies to all incentive-based compensation received by a person:
(1)after beginning service as an executive officer;
(2)who served as an executive officer at any time during the performance period for that incentive-based compensation;
(3)while the Company has a class of securities listed on a national securities exchange or a national securities association; and
(4)during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement; provided that this policy also applies to any transition period that results from a change in the Company’s fiscal year within or immediately following the three completed fiscal year period; provided further that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months would be deemed a completed fiscal year; provided further that this policy will only apply to incentive-based compensation received on or after October 2, 2023.
Incentive-based compensation is deemed received in the Company’s fiscal year during which the financial reporting measure specified in the incentive-based compensation award is attained, even if the payment or grant of the incentive-based compensation occurs after the end of that period.
For purposes of determining the relevant recovery period, the date that the Company is required to prepare an accounting restatement is the earlier to occur of:
(1)the date the Company’s board of directors, a committee of the board of directors, or the officer or officers of the Company authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement; or
(2)the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement.

The amount of incentive-based compensation that is subject to recovery under this policy (“erroneously awarded compensation”) is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The amount of incentive-based compensation that is subject to recovery will be computed without regard to any taxes paid. For incentive-based compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in an accounting restatement:
(1)the amount will be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received; and
(2)the Company will maintain documentation of the determination of that reasonable estimate and provide such documentation to the New York Stock Exchange.
The Company will recover erroneously awarded compensation in accordance with this policy, except to the extent that any of the following conditions are met and the Company’s Compensation Committee has made a determination that recovery would be impracticable:
(1)the direct expense paid to a third party to assist in enforcing this policy would exceed the amount to be recovered; provided that before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on expense of enforcement, the Company will make a reasonable attempt to recover such erroneously awarded compensation, document such reasonable attempt(s) to recover and provide such documentation to the New York Stock Exchange;
(2)recovery would violate home country law where that law was adopted prior to November 28, 2022; provided that before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on violation of home country law, the Company will obtain an opinion of home country counsel, acceptable to the New York Stock Exchange, that recovery would result in such a violation and provide such opinion to the New York Stock Exchange; or
(3)recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.
The Company will not indemnify any executive officer or former executive officer against the loss of erroneously awarded compensation.
The Company will provide the required disclosures with respect to this policy in applicable Securities and Exchange Commission filings in accordance with the requirements of applicable securities laws on or after October 2, 2023.
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For purposes of this policy, the following terms have the definitions set forth below:
“Executive officer” means the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Executive officers of the Company’s parent(s) or subsidiaries are deemed executive officers of the Company if they perform such policy making functions for the Company.
“Financial reporting measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the Securities and Exchange Commission.
“Incentive-based compensation” means compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure.
This policy is not intended to limit the Company’s ability to pursue other means to recover damages resulting from wrongdoing. The Company retains all rights it may have under applicable law.
This policy may be amended from time to time in the Company’s sole discretion.
Notwithstanding the foregoing, this policy will be interpreted to comply with the applicable securities laws, including the requirements of (1) Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), (2) Rule 10D-1 under the Exchange Act, and (3) the listing standards adopted by the New York Stock Exchange pursuant to Rule 10D-1, and, to the extent this policy is in any manner deemed inconsistent with such requirements, this policy shall be treated as retroactively amended to be compliant with such requirements.

Approved and Adopted: October 10, 2023
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